Exhibit 99.2

Adaptimmune Announces Update on Clinical Data from NY-ESO SPEAR™ T-cell Synovial Sarcoma Study at the 2016 Annual Meeting of the Connective Tissue Oncology Society (CTOS)

PHILADELPHIA, Pa. and OXFORD, UK., November 11, 2016 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced an oral presentation with updated data on its study of NY-ESO SPEAR™ (Specific Peptide Enhanced Affinity Receptor) T-cells in the ongoing synovial sarcoma trial at the 2016 Connective Tissue Oncology Society (CTOS) annual meeting presented by Dr. Sandra P. D’Angelo of the Memorial Sloan Kettering Cancer Center. This presentation included an update to Cohort 1 median survival data. The meeting is being held at the Corinthia Hotel in Lisbon, Portugal from November 9 through 12, 2016.

In the oral presentation entitled, “Open Label Non-Randomized Multi-Cohort Pilot Study of Genetically Engineered NY-ESO-1 Specific NY-ESO SPEAR T-cells in HLA-A*02+ Patients with Synovial Sarcoma,” Dr. Sandra P. D’Angelo of the Memorial Sloan Kettering Cancer Center described that median survival for Cohort 1 is now calculated to be ~18 months (80 weeks), compared to ~13 months (56 weeks) as previously reported. The updated median survival calculation is based on analyses of additional patient follow-up data (cutoff of September 30, 2016). Other updates indicate that there continue to be additional partial responses among low NY-ESO expressors in Cohort 2, which is ongoing.

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR™ (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10 and AFP cancer antigens, which both have open INDs, and a further SPEAR T-cell therapy targeting the MAGE-A4 cancer antigen that is in pre-clinical phase with IND acceptance targeted for 2017. The Company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Will Roberts

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com